Exhibit 99.1

                  ADVO Reports Third Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--July 26, 2005--ADVO, Inc. (NYSE:
AD) today reported that revenue for its third fiscal quarter ended June 25, 2005 grew to $353.6 million, increasing $34.8 million, or 10.9%, over the prior year quarter. Operating income for the quarter was $22.4 million, up $1.8 million or 8.5% over the prior year period, and net income was $13.0 million, down $0.2 million, or 1.9% versus prior year. Diluted E.P.S. for the third quarter was $0.41, down $0.02 or 4.7%. Third quarter 2005 results include the previously announced realignment charge of $3.5 million, or $0.07 in E.P.S. Excluding this charge, operating income and diluted E.P.S. were $25.9 million and $0.48, respectively.
    The Company's 10.9% third quarter revenue growth was on top of a 10.1% year-over-year increase in revenue the prior year, with gains driven by sustained growth across customer categories and geographies. These revenue results were driven by double-digit increases in advertising volume, with total advertising pieces up 15.9% over the prior year quarter. Additionally, year-over-year increases in the frequency and reach of the Company's advertising programs drove a 15.8% increase in shared advertising packages. Revenue per piece was down 4.0% versus the prior year period, largely driven by declines in average weights of preprint advertisers. Pieces per package for the quarter were 8.43, flat to prior year, despite the dilutive impact of package increases on this statistic.
    Gross margin for the quarter was up $0.4 million, but down 2.6 percentage points as a percent of revenue, primarily driven by the significant postage cost related to the Company's investment in its new Southern California weekend advertising program. Operating margin for the third quarter of 2005 was 6.3% of revenue on an as reported basis, and 7.3% excluding the realignment charge.
    During the third quarter the Company also showed sequential improvement in its Southern California weekend advertising program across the program's key performance metrics. The program's average weekly revenues increased 22.2% sequentially in the third quarter versus the second quarter, with revenue per piece up 6.9% and pieces per package up 10.3% on a sequential basis. For the full fiscal year 2005, the Company expects that revenue will grow 15% overall in the Southern California market. This incremental revenue will fund approximately half of the estimated $50 million investment in postage and other costs for the new weekend advertising program during its first full year. These expectations, which include a year-over-year operating investment of $25-30 million for the market, are in line with the forecast revisions the Company made in April.
    Scott Harding, ADVO's Chief Executive Officer, said, "Advertisers continue to move toward measurable, targeted media that drive ROI. We are capitalizing on this significant marketplace trend with our growth strategy, driving new business across key retail sectors - and delivering year-over-year, double-digit revenue growth for the first time in recent memory. Moreover, our growth has been consistently strong throughout this fiscal year, with fiscal year-to-date revenues up 12.6%. Importantly, our profitability continues to be strong in our core business, and our new Southern California advertising program is showing positive trend-lines on pace with our current expectations." Mr. Harding continued, "We are reiterating the full year 2005 guidance we provided last quarter, expecting fiscal 2005 revenue growth versus prior year to be in the low-double digits, and E.P.S. to be below prior year by a percentage in the low teens."
    The Company will hold an analyst conference call to discuss its third quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-565-5442, and the replay number is 888-203-1112 (access code #3314786). The replay will be available until midnight August 26, 2005. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.

    Diluted Earnings per Share: Reconciliation of GAAP to Non-GAAP
Measures (1)



                                                         Three Months
                                                             Ended
                                                         -------------
                                                          June   June
                                                           25,    26,
                                                          2005   2004
                                                         ------ ------
Diluted Earnings per share - As Reported                 $0.41  $0.43
Charge - Realignment (3Q05)                               0.07     --
Charge - CEO Departure (3Q04)                               --   0.08
                                                         ------ ------
Diluted Earnings per share - Pro Forma (2)               $0.48  $0.52
                                                         ====== ======


(1) This non-GAAP financial measure reconciliation is provided because management believes the charges the Company incurred in its third quarters of fiscal 2004 and 2005 are not directly related to operating results for the period, and that reconciling E.P.S. in this manner facilitates comparisons to prior period results. The non-GAAP E.P.S. measure is also comparable to earnings forecasts made by securities analysts and others, which have generally excluded these special items. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.

(2) June 26, 2004 column does not add due to rounding.

    In addition to the financial measures presented in this report, the following table includes certain key internal shared mail metrics the Company uses to evaluate on-going performance:

    Key Shared Mail Statistics



                           1Q05   2Q05        3Q05          YTD05
                          -------------- -------------- --------------
                            %      %              %              %
                           Growth Growth         Growth         Growth
                           vs. PY vs. PY Actual  vs. PY Actual  vs. PY
                          -------------- -------------- --------------
Total Shared Advertising
 Pieces (billions)          17.5%  13.5%    8.7   15.9%   25.4   15.6%

Total Shared Advertising
 Packages (billions)        21.5%  17.1%    1.0   15.8%    3.1   18.1%

Pieces per Package          -3.3%  -3.1%   8.43    0.0%   8.16   -2.1%

Revenue per Thousand
 Pieces                      0.2%  -0.8% $37.42   -4.0% $37.80   -1.6%


    This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from week to week, depending on its customers' promotional needs, inventories, and other factors. In any particular quarter these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; the amount of shares the Company repurchases in the future under its buyback program; fluctuations in interest rates related to the outstanding debt; and other general economic factors.
    ADVO is the nation's leading direct mail media company, with annual revenues of more than $1.2 billion. Serving 17,000 leading national, regional and local retailers, the company reaches 113 million mailboxes, or 90 percent of the nation's households, with its ShopWise(R) shared mail advertising. At the same time, the company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior ROI to target, version and deliver their print advertising directly to consumers most likely to respond.
    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 137 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.
    ADVO employs 3,700 people at its 23 mail processing facilities, regional sales offices and headquarters in Windsor, CT. The company can be visited online at www.advo.com.



                              ADVO, Inc.
                   Results of Operations (Unaudited)
               Three and Nine Months Ended June 25, 2005
                 (In thousands, except per share data)


                             Three months ended     Nine months ended
                             June 25,   June 26,   June 25,   June 26,
                              2005       2004        2005       2004

Revenues                     $353,642 $318,879    $1,042,459 $925,567

Cost of sales                 265,723  231,362       795,122  676,179

Selling, general
 and administrative            65,497   66,858       192,307  190,016

Operating income               22,422   20,659        55,030   59,372

Interest expense               (1,798)  (1,334)       (5,038)  (3,958)
Write-off debt issue costs        --       --            --    (1,401)
Equity earnings in joint
 ventures                         405      981         1,478    2,136
Other expense, net                (58)    (178)         (338)    (492)
Income before income taxes     20,971   20,128        51,132   55,657

Provision for income taxes      7,952    6,862        19,574   19,653

Net income                   $ 13,019 $ 13,266      $ 31,558 $ 36,004

Basic earnings per share     $   0.42 $   0.44      $  1.02  $   1.20

Diluted earnings per share   $   0.41 $   0.43      $  1.01  $   1.18

Dividends declared per share $   0.11 $   0.11      $  0.33  $   0.33

Weighted average basic shares  31,083   30,204       30,932    30,080
Weighted average diluted
 shares                        31,407   30,719       31,330    30,609



                              ADVO, Inc.
                      Consolidated Balance Sheets
                            (In thousands)


                                              June 25,   September 25,
                                                2005         2004
ASSETS                                       (Unaudited)
Current assets:
     Cash and cash equivalents                $  36,591     $  30,284
     Accounts receivable, net                   169,286       149,606
     Inventories                                  2,427         2,123
     Prepaid expenses and other
      current assets                              9,992         7,788
   Deferred income taxes                         13,216        15,484
        Total current assets                    231,512       205,285

Property, plant and equipment                   401,202       374,139
Less accumulated depreciation and
 amortization                                  (221,212)     (196,202)
   Net property, plant and
    equipment                                   179,990       177,937

Investment in deferred compensation
 plan                                            14,236        12,800
Goodwill                                         22,546        22,514
Other assets                                      5,317         8,873
TOTAL ASSETS                                  $ 453,601     $ 427,409

LIABILITIES
Current liabilities:
     Current portion of long-term
      debt                                    $     ---     $     ---
   Accounts payable                              43,116        51,880
     Accrued compensation and
      benefits                                   29,636        28,050
     Customer advances                            5,093         8,650
     Federal and state income taxes
      payable                                     3,533         3,405
     Other current liabilities                   22,239        24,088
        Total current liabilities               103,617       116,073

Long-term debt                                  125,449       125,159
Deferred income taxes                            27,978        25,330
Deferred compensation plan                       15,335        13,821
Other liabilities                                 5,429         5,205

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
    (Authorized 5,000,000 shares,
     none issued)                                   ---           ---
Common stock, $.01 par value
 (Authorized
    80,000,000 shares, issued
     31,577,846
    and 31,020,658 shares,
     respectively)                                  316           310
Additional paid-in capital                      176,462       160,145
Unamortized deferred compensation                (4,114)       (1,879)
Accumulated earnings (deficit)                   12,240        (9,073)
                                                184,904       149,503

Less shares of common stock held in
 treasury, at cost                               (7,948)       (6,547)
Less shares of common stock held in
 deferred compensation trust                     (1,100)       (1,021)
Accumulated other comprehensive
 loss                                               (63)         (114)
     Total stockholders' equity                 175,793       141,821
TOTAL LIABILITIES & STOCKHOLDERS'
          EQUITY                              $ 453,601     $ 427,409



                              ADVO, Inc.
           Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                                   Nine Months Ended
                                                 June 25,     June 26,
                                                  2005           2004
Cash flows from operating
 activities:
  Net income                                  $ 31,558      $  36,004
Adjustments to reconcile net income
 to net cash flows
  provided by operating activities:
  Depreciation                                  28,644         27,112
  Amortization of intangibles and
   deferred compensation                         1,947          1,382
  Amortization of debt issue costs                 416            488
  Deferred income taxes                          4,930            240
  Provision for bad debts                        6,327          5,695
  Equity earnings from joint
   ventures                                     (1,478)        (2,136)
  Debt issue costs associated with
   debt retirement                                 ---          1,401
  Other                                             34             16
Change in operating assets and
 liabilities,
  net of effects of acquisitions:
  Accounts receivable                          (25,874)       (22,358)
  Inventories                                     (303)           543
  Prepaid expenses and other
   current assets                               (2,205)         3,332
  Investment in deferred
   compensation plan                              (296)          (318)
  Other assets                                   1,581          3,340
  Accounts payable                              (8,895)         5,477
  Accrued compensation and benefits              1,575          5,041
  Deferred compensation plan                       296            318
  Customer advances                             (3,560)         1,379
  Federal and state income taxes
   payable                                       1,985         (5,816)
  Other liabilities                             (1,390)         2,829
Net cash provided by operating
 activities                                     35,292         63,969

Cash flows from investing
 activities:
     Acquisition of property, plant
      and equipment                            (30,992)       (48,779)
  Proceeds from disposals of
   property, plant and equipment                 1,722             96
   Distributions from equity joint
    ventures                                     1,583          1,730
Net cash used by investing
 activities                                    (27,687)       (46,953)


Cash flows from financing
 activities:
  Revolving line of credit - net                   ---        (29,000)
    Payments on term loan                          ---       (101,250)
  Proceeds on private placement
   notes                                           ---        125,000
  Proceeds from exercise of stock
   options                                      10,281          5,864
     Treasury stock transactions                (1,400)        (2,699)
  Payment of debt issue costs                      ---         (2,213)
  Cash dividends paid                          (10,220)        (9,921)
Net cash used by financing
 activities                                     (1,339)       (14,219)

Effect of exchange rate changes on
 cash and cash equivalents                          41             (2)

Change in cash and cash equivalents              6,307          2,795

Cash and cash equivalents at
 beginning of period                            30,284         17,012

Cash and cash equivalents at end of
 period                                       $ 36,591      $  19,807

    CONTACT: ADVO, Inc.
             Chris Hutter
             Vice President, Financial Planning & Analysis,
             Investor Relations, and Treasurer
             860-285-6424